Exhibit 10.1

Execution Version

EXCHANGE AGREEMENT

This Exchange Agreement (this “Agreement”) is dated as of August 5, 2019 (the “Effective Date”), by and among Chart Energy & Chemicals, Inc., a Delaware corporation and subsidiary of Chart Industries, Inc. (“Chart E&C”), Stabilis Energy, Inc., a Florida corporation (“SEI”), Stabilis Energy, LLC, a Texas limited liability company and subsidiary of SEI (“Stabilis”), and Stabilis LNG Eagle Ford LLC, a Delaware limited liability company and subsidiary of Stabilis (“Stabilis LNG”).

RECITALS

WHEREAS, Chart E&C is the owner and holder of a Secured Term Note (the “Note”, with the capitalized terms used herein and not otherwise defined being as defined in the Note) dated September 30, 2013 in the original principal amount of $20,350,000 issued by Stabilis LNG payable to the order of Chart E&C, which Note was amended as provided in the Allonge to Secured Term Note dated November 18, 2016 and the Amended and Restated Allonge to Secured Term Note dated August 21, 2017 (the Note, together with said Allonge and Amended and Restated Allonge, the “Stabilis Note”);

WHEREAS, in order to secure the Stabilis Note, (i) Stabilis LNG executed in favor of Chart E&C that certain Security Agreement and the Deed of Trust and (ii) Stabilis FHR Oilfield LNG LLC executed in favor of Chart E&C that certain Pledge Agreement (collectively, the “Security Documents”);

WHEREAS, as of the Effective Date, the outstanding principal balance of the Stabilis Note is $9,077,176 (the “Indebtedness”) and the accrued but unpaid interest thereon is approximately $520,000;

WHEREAS, Stabilis and Stabilis LNG are wholly-owned subsidiaries of SEI (with SEI being referred to in this Agreement on occasion as the “Issuer” and, collectively with SEI, Stabilis and Stabilis LNG, the “Issuer Parties”); and

WHEREAS, the parties hereto desire to provide for the exchange and cancellation of some or all of the Indebtedness for unregistered shares of the Issuer’s common stock (“Common Stock”) pursuant to the terms and conditions set forth in this Agreement;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby agreed and acknowledged, the parties hereby agree as follows:

AGREEMENT

1.Exchange of Indebtedness for Common Stock.

1.1Initial Exchange. In consideration of and in reliance upon the representations, warranties, covenants, terms and conditions of this Agreement, at the closing of the initial exchange (the “Initial Closing”), Chart E&C agrees to exchange $7,000,000 in aggregate principal amount of the Indebtedness (the amount of which as calculated in this

Section 1.1 is called the “Exchanged Indebtedness”) for shares of Common Stock, and, in exchange therefor, the Issuer shall (i) issue and deliver to Chart E&C the number of shares of Common Stock that is determined by dividing (A) the aggregate principal amount of the Exchanged Indebtedness by (B) the Relevant Share Price (as defined below) and (ii) pay to Chart E&C an amount in cash (the “Relevant Cash Amount”) equal to the accrued and unpaid interest on the Exchanged Indebtedness due through the Initial Closing Date, plus any cash amount to be paid in lieu of the issuance of fractional shares of Common Stock; provided that, if the determination made in clause (i) above for the exchange of all of the Exchanged Indebtedness for shares of Common Stock at the Relevant Share Price would result in Chart E&C holding in excess of 9.00% of all of the issued and outstanding Common Stock following the consummation of such exchange, then (x) the amount of Indebtedness to be exchanged at the Initial Closing shall be reduced by an amount necessary to provide that Chart E&C will hold no more than 9.00% of the issued and outstanding Common Stock following the consummation of such exchange and (y) any remaining Indebtedness (the “Remaining Indebtedness”) not exchanged at the Initial Closing will remain outstanding under the Stabilis Restated Note (as defined below) subject to Chart E&C’s right to request an additional exchange of such Remaining Indebtedness as set forth in Section 1.2 of this Agreement. For purposes of any such additional exchange, the Remaining Indebtedness shall be reduced by any principal payments made under the Stabilis Restated Note. The shares of Common Stock issued to Chart E&C pursuant to this Agreement (including any shares issued at the Initial Closing or any Additional Closing) are referred to in this Agreement as the “Shares.”

1.2Additional Exchange. Subject to the provisions of this Section 1.2, if at any time after six (6) months after the Effective Date, the Issuer receives a written request from Chart E&C to exchange all or any portion of the Remaining Indebtedness for Shares (the “Additional Exchange”), at the closing of such exchange (the “Additional Closing”), Chart E&C shall exchange such selected amount of the Remaining Indebtedness for Shares of the Issuer, and, in exchange therefor, the Issuer shall (i) issue and deliver to Chart E&C the number of Shares that is determined by dividing (A) the aggregate principal amount of Remaining Indebtedness exchanged by (B) the Relevant Share Price and (ii) pay to Chart E&C an amount in cash (the “Additional Relevant Cash Amount”) equal to accrued and unpaid interest on any such Remaining Indebtedness due through the Additional Closing Date, plus any cash amount paid in lieu of fractional Shares; provided that, the Issuer shall not be required to conduct more than one Additional Exchange.

1.3	Closing; Delivery.

(a)Each exchange of Indebtedness for Shares shall take place remotely via the exchange of documents and signatures, at 10:00 a.m., Atlanta, Georgia time, on the Initial Closing Date (as defined below) or the Additional Closing Date (as defined below), as the case may be, or at such other time and place as the Issuer and Chart E&C mutually agree upon in writing (which time and place are designated as the “Closing”). In the event that there is an Additional Closing, the term “Closing” shall apply to each closing unless otherwise specified.

(b)At each Closing, the Issuer shall:

(i)  deliver to Chart E&C one or more stock certificates or evidence of a book-entry record, each including the restrictive legends referenced in Section 6.1 of this

Agreement and evidencing the number of Shares issuable to Chart E&C upon such exchange as determined in accordance with the terms of this Agreement, registered in the name of Chart E&C;

(ii)  pay by wire transfer to a bank account designated by Chart E&C, the Relevant Cash Amount or the Additional Relevant Cash Amount, as the case may be;

(iii) deliver the documents and certificates required under Section 4 and Section 6.3; and

(iv)  if the Stabilis Note is not paid in full, deliver to Chart E&C the Stabilis Restated Note.

(c)At each Closing, Chart E&C shall deliver to the Issuer the documents and certificates contemplated by Section 5 and Section 6.3.

1.4Certain Definitions. In addition to the terms defined above and elsewhere in this Agreement, the following terms shall be construed to have the meanings set forth or referenced below.

(a)“Additional Closing Date” means the date that is ten (10) Trading Days after the date on which Chart E&C requests an Additional Exchange pursuant to Section 1.2 of this Agreement.

(b)“Board” means the Board of Directors of the Issuer.

(c)“Initial Closing Date” means the date set forth on Schedule 1.4(c) attached hereto.

(d)“Registrable Securities” means the Shares issued to Chart E&C pursuant to this Agreement and any other securities issued or issuable with respect to such Shares by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization; provided, that any Registrable Security will cease to be a Registrable Security when (a) a registration statement covering such Registrable Security has become effective, or has been declared effective by the SEC, and it has been disposed of pursuant to such effective registration statement, (b) it is sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, or (c) it is held by a Person that is not Chart E&C.

(e)“Relevant Share Price” means the price that is 90% of the average of the dollar volume-weighted average prices per share of the Common Stock on the Trading Market as calculated by Bloomberg for each of the five consecutive Trading Days ending on and including the third Trading Day immediately preceding the Initial Closing Date or the Additional Closing Date, as the case may be.

(f)“Suspension Event” means any of (a) the Issuer or any of its subsidiaries are engaged in confidential negotiations or other confidential business activities, disclosure of which would be required if such registration statement were used (but would not be required if such registration statement were not used) and the Board determines in good faith that such disclosure would be materially detrimental to the Issuer, (b) the Board determines that a postponement is in the best interest of the Issuer and its stockholders generally due to a pending transaction involving the Issuer (including a pending securities offering by the Issuer), or (c) the Issuer has experienced some other material non-public event or is in possession of material non-public information concerning the Issuer, and the Board determines in good faith that such disclosure would be materially detrimental to the Issuer.

(g)“Trading Day” means a day on which the Common Stock is quoted for trading on a Trading Market.

(h)“Trading Market” means the Nasdaq Stock Market, or any other recognized exchange or automated quotation system, including over-the-counter bulletin boards or exchanges, on which the Common Stock is quoted for trading on the applicable date.

2.Representations and Warranties of the Issuer Parties. The Issuer Parties, jointly and severally, hereby make the following representations and warranties to Chart E&C:

2.1Organization; Good Standing. Each Issuer Party has been duly incorporated or organized and is validly existing as a corporation or a limited liability company, as the case may be, in good standing in its respective jurisdiction of incorporation or organization, and has the corporate authority and power to (i) enter into this Agreement and effect the transactions contemplated hereby and (ii) own its properties and to carry on its business as now being conducted.

2.2Authorization; Enforcement. This Agreement has been duly authorized, executed and delivered by each Issuer Party, and constitutes the legal, valid and binding obligations of each Issuer Party, enforceable against each Issuer Party in accordance with its terms, except (i) as such enforceability may be limited by (A) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (B) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (ii) insofar as indemnification and contribution provisions may be limited by applicable law.

2.3No Conflicts. The execution and delivery by each Issuer Party of, and the performance by each Issuer Party of its obligations under, this Agreement will not contravene any (i) provision of applicable law, (ii) the charter, bylaws or other organizational documents of each Issuer Party, (iii) any agreement or other instrument binding upon an Issuer Party or any of its respective subsidiaries, (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over an Issuer Party or any of its respective subsidiaries or (v) applicable rules and regulations of the Trading Market, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by each Issuer Party of its obligations under this Agreement other than those consents, approvals, authorizations, orders or qualifications which have been or will be obtained.

2.4The Shares. The issuance of the Shares by the Issuer pursuant to this Agreement has been duly authorized and the Shares, upon issuance in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.  The execution of this Agreement and the issuance of the Shares will not give rise to any preemptive rights, rights of first refusal or other similar rights on behalf of any person.

2.5SEC Reports; Financial Statements. Except as set forth on Schedule 2.5 attached hereto, SEI has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the 12 months preceding the date hereof on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension and has filed all reports required to be filed by it under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof. Such reports required to be filed by SEI under the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, together with any materials filed or furnished by SEI under the Exchange Act, whether or not any such reports were required, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports” and, together with this Agreement, the “Disclosure Materials”. The SEC Reports filed by SEI with the Securities and Exchange Commission (“SEC”), from the commencement of the fiscal year covered by SEI’s most recent Annual Report on Form 10-K to the Effective Date (the “SEC Documents”), as of their respective dates, complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of such SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As of their respective dates, the audited financial statements and unaudited interim financial statements of SEI and Stabilis included in the SEC Documents complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto as in effect as of the time of filing. Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim financial statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of SEI or Stabilis, as the case may be, as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited interim financial statements, to normal year-end audit adjustments which will not be material, either individually or in the aggregate).

2.6Material Changes; Undisclosed Events, Liabilities or Developments. Since the date of the most recent balance sheet included (i) in SEI’s unaudited interim financial statements contained in SEI’s most recent Quarterly Report on Form 10-Q and (ii) in Stabilis’ unaudited interim financial statements contained in SEI’s most recent Definitive Proxy Statement on Schedule 14A filed with the SEC, except as disclosed in the SEC Documents filed subsequent to such Form 10-Q or such Schedule 14A, (x) there has been no material adverse change and no material adverse development in the business affairs, condition (financial or otherwise) or business prospects of SEI and Stabilis and their respective subsidiaries, all considered together as one enterprise and (y) neither SEI nor Stabilis, nor any of their respective subsidiaries, has (A) declared or paid any dividends other than regular quarterly dividends on such entity’s securities, (B) sold any assets outside of the ordinary course of business or (C)

made any material capital expenditures (either individually or in the aggregate). Neither SEI nor Stabilis, nor any of their respective subsidiaries, has taken any steps to seek protection pursuant to any law or statute relating to bankruptcy, insolvency, reorganization, receivership, liquidation or winding up, nor does SEI, Stabilis or any of their respective subsidiaries have any knowledge or reason to believe that any of their respective creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so.

2.7Private Placement. Assuming the accuracy of the representations and warranties of Chart E&C set forth in Section 3, no registration under the Securities Act of 1933, as amended (the “Securities Act”), is required for the offer and sale of the Shares by the Issuer to Chart E&C as contemplated hereby.

2.8Registration Rights. Except as set forth on Schedule 2.8 attached hereto, (i) no Issuer Party has granted or agreed to grant to any Person any rights (including “piggyback” registration rights) to have any securities of any Issuer Party registered with the SEC or any other governmental authority that have not expired or been satisfied or waived, and (ii) no Person has registration rights that would preempt or “cut-back” the registration rights granted to Chart E&C under this Agreement. For purposes of this Agreement, “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization, a government or any department or agency thereof and any other legal entity.

2.9Manipulation of Price.  None of the Issuer Parties has, and to their knowledge no one acting on their behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the manipulation of the price of any security of the Issuer to facilitate the sale or resale of the Issuer’s Common Stock, (ii) sold, bid for, purchased or paid any compensation for soliciting purchases of the Issuer’s Common Stock, or (iii) paid or agreed to pay any person compensation for soliciting another to purchase any other securities of the Issuer.

3.Representations and Warranties of Chart E&C. Chart E&C hereby makes the following representations and warranties to each of the Issuer Parties:

3.1Organization; Authority. This Agreement has been duly authorized, executed and delivered by or on behalf of Chart E&C, and constitutes the legal, valid and binding obligations of Chart E&C, enforceable against Chart E&C in accordance with its terms, except (i) as such enforceability may be limited by (A) general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and (B) laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (ii) insofar as indemnification and contribution provisions may be limited by applicable law.

3.2No Conflicts. The execution and delivery by Chart E&C of, and the performance by Chart E&C of its obligations under, this Agreement will not contravene any (i) provision of applicable law, (ii) the organizational documents of Chart E&C, (iii) any agreement or other instrument binding upon Chart E&C or its Affiliates, (iv) any judgment, order or decree of any governmental body, agency or court having jurisdiction over Chart E&C, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Chart E&C of its obligations under this Agreement.

3.3No Public Sale or Distribution. Chart E&C is acquiring the Shares for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws, and Chart E&C does not have a present arrangement to effect any distribution of the Shares to or through any Person.

3.4Investor Status. Chart E&C is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Chart E&C was not organized for the purpose of acquiring the Shares and is not required to be registered as a broker-dealer under Section 15 of the Exchange Act.

3.5No General Solicitation. Chart E&C is not acquiring the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media, broadcast over television or radio, disseminated over the Internet or presented at any seminar or any other general solicitation or general advertisement.

3.6Experience of Investor. Chart E&C, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment.

3.7Access to Information. Chart E&C acknowledges that it has reviewed the Disclosure Materials and all other materials Chart E&C deemed necessary for the purpose of making an investment decision with respect to the Shares, and has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Issuer concerning the Issuer’s business, management and financial affairs and terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the Issuer and its subsidiaries and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Issuer possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Chart E&C has evaluated the risks of investing in the Shares, understands there are substantial risks of loss incidental to the investment and has determined that it is a suitable investment for Chart E&C.

3.8No Governmental Review. Chart E&C understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

3.9Restricted Securities. Chart E&C understands that the Shares are characterized as “restricted securities” under the U.S. federal securities laws inasmuch as they are being acquired from the Issuer in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act only in certain limited circumstances.

3.10Stabilis Note and Security Documents.  Chart E&C has good title to and is the sole legal and beneficial owner and holder of the Stabilis Note, free and clear of all liens, claims, encumbrances and other charges whatsoever, and the interests of Chart E&C in the Security Documents are not subject to any prior assignment.  As of the Effective Date, the Indebtedness is $9,077,716 and the accrued but unpaid interest thereon is approximately $520,000.

4.Conditions to Chart E&C’s Obligations at Closing. The obligations of Chart E&C to exchange Indebtedness for Shares at the Initial Closing or any Additional Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived in writing by Chart E&C:

4.1Representations and Warranties. The representations and warranties of the Issuer Parties contained in Section 2 shall be true and correct in all material respects as of such Closing.

4.2Performance. The Issuer Parties shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Issuer Parties on or before such Closing in all material respects.

4.3Compliance Certificate. The President or similarly authorized officer of the Issuer shall deliver to Chart E&C at such Closing a certificate certifying that the conditions specified in Subsections 4.1 and 4.2 have been fulfilled.

4.4Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

4.5Confirmation of Exchanged Indebtedness. An authorized officer of the Issuer shall have executed a confirmation at such Closing (each, a  “Confirmation”) in writing of (i) the amount of the Exchanged Indebtedness and, if less than the Indebtedness, the amount of the Remaining Indebtedness, (ii) the Relevant Share Price to be used, (iii) the number of Shares to be issued to Chart E&C and (iv) the Relevant Cash Amount or Additional Relevant Cash Amount, as the case may be, to be paid to Chart E&C, at such Closing.

5.Conditions to the Issuer Parties’ Obligations at Closing. The obligations of the Issuer Parties to exchange Indebtedness for Shares at the Initial Closing or any Additional Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived in writing by the Issuer:

5.1Representations and Warranties. The representations and warranties of Chart E&C contained in Section 3 shall be true and correct in all material respects as of such Closing.

5.2Performance. Chart E&C shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by Chart E&C on or before such Closing in all material respects.

5.3Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance of the Shares pursuant to this Agreement shall be obtained and effective as of such Closing.

5.4Approval of Confirmation. An authorized representative of Chart E&C shall have approved and executed the Confirmation in respect of such Closing.

5.5Compliance Certificate. The President or similarly authorized officer of Chart E&C shall deliver to the Issuer at such Closing a certificate certifying that the conditions specified in Subsections 5.1 and 5.2 have been fulfilled.

6.Other Agreements of the Parties.

6.1Transfer Restrictions.

(a)Chart E&C acknowledges and understands that (i) the Shares may only be disposed of in compliance with state and federal securities laws and (ii) in connection with any transfer of Shares other than pursuant to an effective registration statement or Rule 144, to the Issuer or to an Affiliate of Chart E&C, the Issuer may require the transferor thereof to provide to the Issuer evidence, including a legal opinion, in form and substance of which shall be reasonably satisfactory to the Issuer, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act. As a condition of transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights of Chart E&C under this Agreement.  Any transfer or purported transfer of the Shares in violation of this Section 6.1 shall be void. For purposes of this Agreement, “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144 under the Securities Act.

(b)Chart E&C agrees to the imprinting, so long as is required by this Section 6.1, of a legend on any of the Shares (and any certificates or instruments representing the Shares) in substantially the following form:

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER ANY STATE SECURITIES LAWS.  SUCH SECURITIES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION

REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW and IS MADE IN ACCORDANCE WITH THE terms of Section 6.1(A) of the EXCHANGE Agreement pursuant to which the securities were originally ISSUED.

6.2Furnishing of Information. Until the date that Chart E&C or any Affiliate of Chart E&C owning Shares may sell all of them without restriction under Rule 144 of the Securities Act (or any successor provision), the Issuer covenants to use its reasonable best efforts to timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Issuer after the date hereof pursuant to the Exchange Act.

6.3Treatment of Indebtedness and Remaining Indebtedness. The parties acknowledge and agree as follows:

(a)At the Initial Closing, in respect of the Remaining Indebtedness, (i) the Issuer shall execute and deliver to Chart E&C an Amended and Restated Note (the “Stabilis Restated Note”) substantially in the form of Exhibit A attached hereto and made a part hereof and (ii) Chart E&C will deliver to the Issuer the releases and/or termination statements substantially in the forms attached hereto as Exhibit B, which shall effect the release of all collateral other than the assets set forth in Exhibit C attached hereto; and

(b)Should the Indebtedness be paid in full at an Additional Closing, then at such Closing, Chart E&C will deliver to the Issuer the Stabilis Restated Note marked “CANCELLED” together with such other instruments as the Issuer may reasonably request to evidence the release or termination of all liens and/or security interests held by Chart E&C to secure the Stabilis Restated Note.

6.4Securities Laws Disclosure; Publicity. In accordance with the requirements of the Exchange Act, the Issuer shall cause a Current Report on Form 8-K relating to this Agreement and the transactions contemplated hereby to be transmitted to the SEC for filing, which Form 8-K shall be reasonably acceptable to Chart E&C, disclose the material terms of the transactions contemplated hereby, and attach a form of this Agreement thereto. The Issuer and Chart E&C shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and Chart E&C shall not issue any such press release or otherwise make any such public statement without the prior consent of the Issuer, which consent shall not unreasonably be withheld, except if such disclosure is required by law, in which case Chart E&C shall promptly provide the Issuer with prior notice of such initial public statement or communication. Notwithstanding the foregoing, the Issuer shall not publicly disclose the name of Chart E&C or any Affiliate of Chart E&C, or include the name of Chart E&C or any Affiliate of Chart E&C in any filing with the SEC or any regulatory agency or Trading Market, without the prior written consent of Chart E&C, except (i) as required by federal securities law in connection with the Form 8-K relating to this Agreement and a registration statement that includes the resale of Registrable Securities under Section 7 below and (ii) to the extent such disclosure is required by law or Trading Market regulations, in which case the Issuer shall provide Chart E&C with prior notice of such disclosure permitted under subclause (i) or (ii).

7.	Registration Rights.

7.1Initial Demand Registration. The Issuer (i) shall prepare and file, no later than ninety (90) days following the Initial Closing Date, a Registration Statement (as defined below) on Form S-1 (or any successor form or other appropriate form under the Securities Act) to permit pursuant to Rule 415 under the Securities Act the public resale of all of the Registrable Securities then issued and outstanding in accordance with the terms of this Agreement and (ii) shall use commercially reasonable efforts to cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable, but in any event no later than the earlier of (A) one hundred twenty (120) days (or one hundred fifty (150) days if the SEC notifies the Issuer that it will “Review” the Registration Statement) following the Initial Closing Date and (B) ten (10) business days following the date the SEC notifies (orally or in writing, whichever is earlier) the Issuer that it will not “Review” the Registration Statement or that the Registration Statement will not be subject to further review. Subject only to Section 7.2, the Issuer shall only be required to file one Registration Statement with respect to the Registrable Securities.

7.2Additional Demand. If at any time when (i) the Issuer is eligible to use a Form S-3 registration statement and (ii) Chart E&C or any Affiliate of Chart E&C is deemed to be an Affiliate of the Issuer for purposes of Rule 415 under the Securities Act, following receipt of a request from Chart E&C that the Issuer file a Form S-3 registration statement with respect to Registrable Securities, the Issuer shall use commercially reasonable efforts either (i) to convert such Registration Statement from a Form S-1 to a Form S-3 or (ii) to prepare and file, within forty-five (45) days after receipt of such request from Chat E&C, a Form S-3 registration statement to register under the Securities Act the resale of Registrable Securities requested to be included in such registration by Chart E&C; provided, however, the obligations of this Section 7.2 shall not apply with respect to Registrable Securities included in an effective registration statement; provided further Chart E&C shall only be entitled to deliver one request pursuant to this Section 7.2.

7.3Issuer Registration.

(a)If the Issuer proposes to register (including, for this purpose, a registration effected by the Issuer for stockholders other than Chart E&C) any of its Common Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Issuer shall, at such time, promptly give Chart E&C notice of such registration; provided, however, the obligations of this Section 7.3(a) shall not apply with respect to Registrable Securities included in an effective registration statement. Upon the request of Chart E&C given within two (2) days after such notice is given by the Issuer, the Issuer shall, subject to the provisions of Section 7.3(b), cause to be registered all of the Registrable Securities not so already covered by an effective registration statement that Chart E&C has requested to be included in such registration; provided, however, such amount of Registrable Securities shall exceed at least $5,000,000.  The Issuer shall have the right to terminate or withdraw any registration initiated by it under this Section 7.3(a) before the effective date of such registration, whether or not Chart E&C has elected to include Registrable Securities in such registration.

(b)In connection with any offering involving an underwriting of shares of the Issuer’s capital stock pursuant to Section 7.3(a), the Issuer shall not be required to include any of Chart E&C’s Registrable Securities in such underwriting unless Chart E&C accepts the terms of the underwriting as agreed upon between the Issuer and its underwriters, including, without limitation, any applicable lock-up period, and then only in such quantity as the managing underwriter(s) in their sole discretion determine can be sold in an orderly manner in such offering within a price range acceptable to the Issuer. If in connection with any offering involving an underwriting of shares of the Issuer’s capital stock pursuant to Section 7.3(a), and the managing underwriter(s) for such offering advise the Issuer that in their reasonable opinion the number of securities requested to be included in such offering exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Issuer, the Issuer shall only include in such offering the number which can be so sold in the following order of priority: (i) first, the securities the Issuer proposes to sell, and (ii) second, if there remains availability for additional shares of Common Stock to be included in such offering, pro rata among Chart E&C and any other holders of shares of Common Stock entitled to participate in such offering, if applicable, based on the relative number of shares of Common Stock then held by each such stockholder.

(c)For purposes of this Section 7.3, “Excluded Registration” means (i) a registration relating to the sale of securities to employees of the Issuer or a subsidiary pursuant to a stock option, stock purchase, or similar plan; (ii) a registration relating to an SEC Rule 145 transaction; (iii) a registration statement on Form S-4; (iv) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (v) a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered.

7.4Issuer Undertakings. With respect to any registration statement filed pursuant to Sections 7.1, 7.2 or 7.3 of this Agreement to register the resale of Registrable Securities (each, a “Registration Statement”), the Issuer shall (a) use its commercially reasonable efforts to cause such Registration Statement to become effective as soon as reasonably practicable after such filing; (b) use its commercially reasonable efforts to cause such Registration Statement to remain effective at all times thereafter until the date when all of the Registrable Securities registered thereunder have been disposed of by Chart E&C; and (c) use its commercially reasonable efforts to prepare and file with the SEC such amendments and supplements to such Registration Statement (including documents filed pursuant to the Exchange Act, and incorporated by reference into such Registration Statement) and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for the period specified in this sentence above; provided that, before filing such Registration Statement or prospectus or any amendments or supplements thereto, the Issuer will furnish to Chart E&C copies of all such documents proposed to be filed reasonably in advance of such filing, which documents will be subject to review of Chart E&C.

7.5Registration Procedures. With respect to the registration of the resale of Registrable Securities under a Registration Statement filed pursuant to this Section 7, the Issuer shall:

(a)furnish to Chart E&C such number of copies of such Registration Statement, each amendment and supplement thereto, the prospectus included therein (including any preliminary prospectus) and such other documents as Chart E&C may reasonably request in order to facilitate the disposition of the Registrable Securities;

(b)use its commercially reasonable efforts to comply with all applicable securities laws in the U.S. and to register or qualify all Registrable Securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as Chart E&C reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable Chart E&C to consummate the disposition in such jurisdictions of the Registrable Securities to be sold by Chart E&C; provided that the Issuer will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction);

(c)notify Chart E&C, at any time when a prospectus relating to the resale of the Registrable Securities is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such Registration Statement is not compliant with applicable securities laws or contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and the Issuer will promptly prepare and file with the SEC, and furnish to Chart E&C a reasonable number of copies of, a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will be compliant with applicable securities laws or will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, as applicable;

(d)use commercially reasonable efforts to cause all Registrable Securities to be sold in such offering to be listed on each Trading Market on which the Common Stock is then listed;

(e)otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the SEC; and

(f)in the event of the issuance of any stop order suspending the effectiveness of the Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any securities included therein for sale in any jurisdiction, use commercially reasonable efforts to obtain the prompt withdrawal of such order.

7.6Information Supplied. It shall be a condition precedent to the obligations of the Issuer to take any action to register the resale of the Registrable Securities that Chart E&C shall furnish the Issuer with such information regarding Chart E&C that is pertinent to the disclosure requirements relating to the registration and the distribution of the Registrable Securities as the Issuer may from time to time reasonably request. Chart E&C agrees to promptly furnish to the Issuer all information required to be disclosed in order to make the information previously furnished to the Issuer by Chart E&C not misleading.

7.7Registration Expenses.

(a)Except as expressly provided in this Section 7.7, the Issuer shall pay all Registration Expenses relating to any Registration Statement. “Registration Expenses” shall mean any and all fees and expenses incident to the Issuer’s performance of or compliance with this Section 7, including (i) SEC, Trading Market or Financial Industry Regulatory Authority, Inc. registration and filing fees and all related listing fees, (ii) fees and expenses of compliance with state securities or “blue sky” laws and in connection with the preparation of a “blue sky” survey, including reasonable fees and expenses of blue sky counsel, (iii) printing expenses, (iv) messenger and delivery expenses, (v) fees and disbursements of counsel for the Issuer, and (vi) fees and disbursements of all independent public accountants and fees and expenses of other Persons, including special experts, retained by the Issuer.

(b)Notwithstanding the foregoing, the provisions of this Section 7.7 shall be deemed amended to the extent necessary to cause these expense provisions to comply with “blue sky” laws of each state in which the offering is made.

7.8	Restrictions on Registration and Disposition.

(a)Notwithstanding any other provision of this Agreement, the Issuer shall not be required to file a registration statement (or any amendment thereto) or effect any offering for so long as, (i) any event of the kind described in Section 7.5(c) or (ii) a Suspension Event, is occurring.  The Issuer shall not be entitled to exercise its right of suspension or postponement, as the case may be, pursuant to this Section 7.8(a) for more than an aggregate of 180 days in any 12-month period.

(b)Chart E&C agrees that, upon receipt of any notice from the Issuer of the happening of (i) any event of the kind described in Section 7.5(c) or (ii) a Suspension Event, Chart E&C will forthwith discontinue disposition of Registrable Securities pursuant to the applicable Registration Statement until Chart E&C’s receipt of the copies of the supplemental or amended prospectus contemplated by Section 7.5(c) or written notice from the Issuer that such Registration Statement is effective again and no amendment or supplement is needed.

7.9Indemnification.

(a)  To the fullest extent permitted by law, the Issuer will indemnify and hold harmless Chart E&C and its directors and officers and each other Person who controls or is controlled by Chart E&C and its Affiliates and their respective directors, officers, members, managers and general and limited partners (collectively, the “Chart Indemnified Parties”) against any losses, claims, damages and liabilities, joint or several, to which any Chart Indemnified Party may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened in writing in respect thereof) (“Claims”) arise out of or are based upon: (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, or any prospectus or preliminary prospectus or any amendment thereof or supplement thereto (including all documents incorporated by reference therein) or any omission or alleged omission of a material fact required to be stated therein or necessary to made the statements therein not misleading in light of the circumstances under which they were made; or (ii) any untrue or alleged untrue statement of a material fact contained in any free writing prospectus prepared by the Issuer or authorized by it in writing for use by Chart E&C or any amendment thereof or supplement thereto (including all documents incorporated by reference therein) or any omission or alleged omission of a material fact required to be stated therein or necessary to made the statements therein not misleading in light of the circumstances under which they were made; provided, that the Issuer shall not be liable in any such case to the extent that any such Claim or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in conformity with written information prepared and furnished to the Issuer by Chart E&C expressly for use therein or by Chart E&C’s failure to deliver a copy of the prospectus or any amendments or supplements thereto; and provided, further, that the indemnity agreement contained in this Section 7.9(a) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of the Issuer, which consent shall not be unreasonably withheld or delayed; and provided, further, that the Issuer will not be liable to any Chart Indemnified Party pursuant to this Section 7.9 to the extent that any Claim for which such Chart Indemnified Party is seeking indemnification relates to a sale of Registrable Securities in violation of Section 7.8.

(b)To the fullest extent permitted by law, Chart E&C will indemnify and hold harmless the Issuer and its directors and officers and each other Person who controls or is controlled by the Issuer and its Affiliates and their respective directors, officers, members, managers and general and limited partners against all Claims and expenses arising out of or based upon: (i) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto (including all documents incorporated by reference therein) or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were  made; or (ii) any untrue or alleged untrue statement of a material fact contained in any free writing prospectus prepared by the Issuer or authorized by it in writing for use by Chart E&C or any amendment thereof or supplement thereto (including all documents incorporated by reference therein) or any omission or alleged omission of a material fact required to be stated therein or necessary to made the statements therein not misleading in light of the circumstances under which they were made; provided, that Chart E&C shall only be liable in any such case only to the extent that any such Claim or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission is made in conformity with written information prepared and furnished to the Issuer by Chart E&C or Chart E&C’s agent expressly for use therein or by Chart E&C’s failure to deliver a copy of the prospectus or any amendments or supplements thereto; provided, that the indemnity agreement contained in this Section 7.9(b) shall not apply to amounts paid in settlement of any such Claim if such settlement is effected without the consent of Chart E&C, which consent shall not be unreasonably withheld or delayed; and provided, further, that the liability of Chart E&C hereunder will be limited to the amount of net proceeds received by Chart E&C from the sale of Registrable Securities pursuant to such Registration Statement.

(c)Any Person entitled to indemnification hereunder will (i) give prompt written notice to the Issuer of any Claim with respect to which it seeks indemnification and (ii) unless in such indemnified party’s reasonable judgment, based upon advice of counsel, a conflict of interest between such indemnified party and the indemnifying party may exist with respect to such Claim, permit the indemnifying party to assume the defense and settlement of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations hereunder unless the failure to give such notice is materially prejudicial to an indemnifying party's ability to defend such action. If such defense is assumed, the indemnified party will not be subject to any liability for any settlement made by the indemnifying party without its consent (but such consent will not be unreasonably withheld).  Anything to the contrary appearing in this Agreement notwithstanding, the indemnifying party will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified hereunder with respect to such Claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  If the indemnifying party assumes the defense, the indemnified party may engage its own counsel at its own sole cost and expense.  All fees and expenses of counsel to any indemnified party required to be paid by the indemnifying party shall be paid as incurred.

(d)The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party and will survive the transfer of Registrable Securities by Chart E&C.  If the indemnification provided for herein is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Claims in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party or parties, on the other hand, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations; provided, that in no event shall any contribution by Chart E&C exceed the amount of the net proceeds received by Chart E&C from the sale of Registrable Securities pursuant to such Registration Statement.

8.	Miscellaneous.

8.1Termination. This Agreement may be terminated by any party hereto, by written notice to the other parties, if the Initial Closing has not been consummated on or prior to December 31, 2019; provided, however, that the right to terminate this Agreement pursuant to this Section 8.1 shall not be available to any party if the failure of such party to perform any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure of the Initial Closing to be consummated on or before such date. No termination pursuant to this Section 8.1 will affect the right of any party to sue for any breach by the other party (or parties).

8.2Fees and Expenses. Except as expressly set forth in this Agreement to the contrary, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. The Issuer shall pay all transfer agent fees, stamp taxes and other taxes and duties levied in connection with the issuance of the Shares.

8.3 Entire Agreement. This Agreement, together with the Stabilis Note and the exhibits and schedules hereto and thereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

8.4 Notices. Any and all notices, requests, consents, or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered by hand or via email or facsimile prior to 5:30 p.m. (Eastern time) on a Trading Day, (b) the next Trading Day after the date of transmission, if such notice or communication is delivered by hand or via email or facsimile on a day that is not a Trading Day or later than 5:30 p.m. (Eastern time) on any Trading Day, (c) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given, if addressed as follows, or to such other address or addresses as may have been furnished in writing by a party to another party pursuant to this paragraph:

If to any Issuer Party:	with a copy to:
Stabilis Energy, Inc.	Thompson & Knight LLP
10375 Richmond Ave., Ste 700	811 Main Street, Suite 2500
Houston, Texas 77042	Houston, Texas 77002
Attention: James C. Reddinger, CEO	Attention: Jerry L. Metcalf
Email: jim.reddinger@stabilisenergy.com	Facsimile No.: (832) 746-8050
Email: jerry.metcalf@tklaw.com

If to Chart E&C:	with a copy to:
Chart Energy & Chemicals, Inc.	Calfee, Halter & Griswold LLP
8665 New Trails Dr., #100	1405 East 6th Street
Spring, TX 77381	Cleveland, OH 44114
Attention: Herb Hotchkiss	Attention: Arthur C. Hall III
Email:	Facsimile No.: (216) 241-0816

Herbert.Hotchkiss@chartindustries.comEmail:ahall@calfee.com

8.5 Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed, in the case of an amendment, by each of the parties hereto or, in the case of a waiver, by the party against whom enforcement of any such waiver is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

8.6 Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

8.7 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. Chart E&C may assign any or all of its rights under this Agreement to any Person to whom Chart E&C assigns or transfers any Shares, provided such transferee agrees in writing to be bound, with respect to the transferred Shares, by the provisions hereof that apply to Chart E&C.

8.8No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 7.9.

8.9Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Delaware, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Wilmington, Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Wilmington, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. If either party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

8.10Survival. The representations, warranties, covenants and other agreements contained herein shall survive each Closing and the delivery of the Shares as applicable for the applicable statute of limitations.

8.11Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or email attachment, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or email-attached signature page were an original thereof.

8.12Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

8.13Replacement of Share Certificates. If any certificate or instrument evidencing any Shares is mutilated, lost, stolen or destroyed, the Issuer shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Issuer of such loss, theft or destruction and the execution by the holder thereof of a customary lost certificate affidavit of that fact and an agreement to indemnify and hold harmless the Issuer for any losses in connection therewith. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares.

8.14Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of parties will be entitled to seek specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agree to waive in any action for specific performance of any such obligation (other than in connection with any action for a temporary restraining order) the defense that a remedy at law would be adequate.

*   *   *   *   *

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

STABILIS ENERGY, INC.

By: ____________________________________

Name:  James Reddinger

Title:    Chief Executive Officer

STABILIS ENERGY, LLC

By: ____________________________________

Name:  James Reddinger

Title:    Authorized Signatory

STABILIS LNG EAGLE FORD LLC

By: ____________________________________

Name:  James Reddinger

Title:    Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have caused this Exchange Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

CHART ENERGY & CHEMICALS, INC.

By: ____________________________________

Name:

Title: